Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of Verint Systems Inc., a Delaware corporation (the “Company”), hereby (1) constitutes and appoints Peter Fante and Douglas E. Robinson, or any of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-1 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of the Company’s Common Stock, par value $0.001 per share, for reoffer and resale by the selling stockholders named therein; (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each of the undersigned has previously executed. This power of attorney shall not be revoked by any subsequent power of attorney any of the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.
The “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under the New York General Obligations Law. Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned’s money or sell or dispose of the undersigned’s property.
CAUTION TO THE PRINCIPAL:
Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) powers to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar powers. When your agent exercises these powers, he or she must act according to any instructions you have provided, or, where there are no specific instructions, in your best interest. “Important Information for the Agent” near the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this power of attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the power of attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record of all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in the following manner: (Principal’s Name) by (Your Signature) as Agent.
You may not use the principal’s assets to benefit yourself or give gifts to yourself or anyone else unless there is a Statutory Major Gifts Rider attached to this Power of Attorney that specifically gives you that authority. If you have that authority, you must act according to any instructions of the principal, or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Dan Bodner
Dan Bodner, Chief Executive Officer
and President; Director of Verint Systems Inc.
State of New York)
County of Suffolk) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Dan Bodner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia C Amend
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Douglas E. Robinson
Douglas E. Robinson, Chief Financial Officer
of Verint Systems Inc.
State of New York)
County of Suffolk) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Douglas E. Robinson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia C Amend
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Paul D. Baker
Paul D. Baker, Director of Verint Systems Inc.
State of New York)
County of Suffolk) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Paul D. Baker, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ David Abramowicz
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ John Bunyan
John Bunyan, Director of Verint Systems Inc.
State of New York)
County of New York) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared John Bunyan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Gordon P. Flayter
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Shefali Shah
Shefali Shah, Director of Verint Systems Inc.
State of New York)
County of New York) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Shefali Shah, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Gordon P. Flayter
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Stephen M. Swad
Stephen M. Swad, Director of Verint Systems Inc.
State of New York)
County of New York) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Stephen M. Swad, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Gordon P. Flayter
Signature and Office of individual taking acknowledgment

     IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of August, 2010.

/s/ Lauren Wright
Lauren Wright, Director of Verint Systems Inc.
State of New York)
County of New York) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Lauren Wright, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Gordon P. Flayter
Signature and Office of individual taking acknowledgment

I, Peter Fante, have read the foregoing Power of Attorney. I am a person identified therein as an agent for the principals named therein. I acknowledge my legal responsibilities to the principals.
Agent signs here: ==> /s/ Peter Fante
State of New York)
County of Suffolk) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Peter Fante, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia C Amend
Signature and Office of individual taking acknowledgment

I, Douglas E. Robinson, have read the foregoing Power of Attorney. I am a person identified therein as an agent for the principals named therein. I acknowledge my legal responsibilities to the principals.
Agent signs here: ==> /s/ Douglas E. Robinson
State of New York)
County of Suffolk) ss.:
On the 10th day of August, 2010, the undersigned, personally appeared Douglas E. Robinson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia C Amend
Signature and Office of individual taking acknowledgment